As filed with the Securities and Exchange Commission on November 7, 2000.


                                                      Registration No. 333-93233

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                 AMENDMENT NO. 3


                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                      AMERICOM NETWORKS INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its charter)

         Florida                      [      ]                   13-4013027
 (State of Jurisdiction)     (Primary Standard Industrial     (I.R.S. Employee
                              Classification Code Number)    Identification No.)

17 State Street, 5th Floor
New York, New York 10004

                                  212-514-7334
              (Address and telephone number of principal executive
                    offices and principal place of business)
                    ----------------------------------------

                           Dominick Zappia, President
                      Americom Networks International, Inc.
                           17 State Street, 5th Floor
                            New York, New York 10004
                                 (212) 514-7334

            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                       Silverman, Collura & Chernis, P.C.
                               Gary W. Mair, Esq.
                        381 Park Avenue South, Suite 1601
                            New York, New York 10016
                                 (212) 779-8600

      Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration Statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of he earlier effective registration statement for the same offering. [ ] ______________________________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

      If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]________________________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         CALCULATION OF REGISTRATION FEE

                                                                          Proposed
                                                    Proposed Maximum      Maximum
Title of Class of Securities to be   Amount to be   Offering Price Per    Aggregate Offering     Amount of
Registered(1)                        Registered     Share(2)              Price (1)              Registration Fee
=================================================================================================================
Common Stock held by Selling
Stockholders                           171,227            $1.50               $256,840.50            $71.40
-----------------------------------------------------------------------------------------------------------------
Total                                  171,227               --               $256,840.50            $71.40
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act.
(2) Common stock price per share calculated in accordance with Rule 457(c) of the Securities Act using the last sale price for the common stock on December 15, 1999.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2000


                      AMERICOM NETWORKS INTERNATIONAL, INC.

                         171,227 Shares of Common Stock

      This prospectus relates to the registration for resale of 171,227 shares of common stock held by certain selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of these shares.

                                   ----------

      Our selling stockholders' shares shall be deposited in an escrow account and may not be traded or transferred until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reaffirm their investment as required under Rule 419 of the Securities Act.

      Please see the risk factors beginning on page 4 to read about certain factors you should consider before buying shares of common stock.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the sale is not permitted. [left margin-in red]

                         Prospectus dated _______, 2000

                              [INSIDE FRONT COVER]

                               TABLE OF CONTENTS

                                                                                                                     Page

PROSPECTUS SUMMARY......................................................................................................1
         American Networks International, Inc...........................................................................1
         The Offering...................................................................................................2
         Summary Financial Data.........................................................................................3

RISK FACTORS............................................................................................................4
         We are presently not engaged in any business, have incurred loss and anticipate continuing losses..............4
         We have only been in operation since 1998 and have sold substantially all of our assets, which may make it difficult for you to judge our prospects...............................................................4
         Since we have no business we rely heavily on the acquisition of assets, property or a business beneficial to us...............................................................................................4
         If we acquire a business we may issue additional shares of our common stock, which may result in a change of control and will cause significant dilution to your investment in us.................................4
         Restriction on the sale of certain selling stockholders' shares will prevent them from trading their shares and may make it more difficult for you to sell our shares...............................................4
         We are required to file a post-effective amendment explaining the acquisition of a business by us, which will delay the consummation of an acquisition by us and may require the approval of the
         Securities and Exchange Commission.............................................................................4
         Shares placed in escrow may not be released until we either execute an agreement for the acquisition of a business and have declared effective a related post-effective amendment or 18 months from the date of this prospectus........................................................................................4
         Resale of the selling stockholders shares may be prohibited in certain states even after they are released from escrow...........................................................................................4
         We have no independent directors, audit or compensation committee..............................................5
         We have only one officer who will devote part of his time to our affairs and two directors, one of which owns a major portion of our shares.......................................................................5
         We have limited marketing resources and no experience as a blank check company, which may make it more difficult for us to acquire a business.................................................................5
         We currently have no negotiations with any entity or individual regarding an acquisition or merger.............5
         We have limited funds and no revenue, which makes it difficult for us to acquire a suitable business...........5
         Since we have no business we are not regulated by the government; however, we may be regulated by the government after we acquire a business, which may have a materially adverse effect on our business.......................................................................................................6
         We are currently named a defendant in a civil action and a judgment was entered against us in the amount of $300,000, plus interest..............................................................................6



         We are dependent on the successful acquisition of a business and our ability to become a reporting company........................................................................................................6
         We are registering the resale of our shareholders securities only, which requires us to raise proceeds from other sources such as a future private or public offering.................................................6
         We  maintain a public  market on the pink  sheets,  which makes it more difficult for an investor to sell shares rather on than the Over the Counter, Nasdaq small cap market or a national exchange.............7
         The loss of the services of our chief executive, officer, could prevent us from forming strategic alliances to acquire a successful business.....................................................................7

DIVIDEND POLICY.........................................................................................................7

DESCRIPTION OF BUSINESS.................................................................................................8
         Overview.......................................................................................................8

PLAN OF OPERATION.......................................................................................................9
         Corporate History..............................................................................................9
         Selection of a Business........................................................................................9
         Type of business we may acquire...............................................................................10
         Acquisition of a business.....................................................................................11
         After we execute an agreement to acquire an entity............................................................13
         Reconfirmation offering.......................................................................................13
         Release of deposited securities ..............................................................................13
         Operation of business after an acquisition....................................................................13
         We need to manage our growth effectively......................................................................13
         Leverage......................................................................................................13
         Agreements....................................................................................................14
         Governmental regulation.......................................................................................14
         Competition...................................................................................................15
         Employees.....................................................................................................15
         Facilities....................................................................................................15
         Legal Proceedings.............................................................................................15
         Available Information.........................................................................................15

MANAGEMENT.............................................................................................................17
         Directors and Officers........................................................................................17
         Compensation of Directors.....................................................................................17



EXECUTIVE COMPENSATION.................................................................................................18
         Limitations of liability and indemnification of directors and officers........................................18

PRINCIPAL STOCKHOLDERS.................................................................................................19

CERTAIN TRANSACTIONS...................................................................................................20

DESCRIPTION OF SECURITIES..............................................................................................21
         Common Stock..................................................................................................21

TRANSFER AGENT.........................................................................................................21

SELLING STOCKHOLDERS...................................................................................................21

SHARES ELIGIBLE FOR FUTURE SALE........................................................................................23

LEGAL MATTERS..........................................................................................................24

EXPERTS................................................................................................................24

AMERICOM NETWORKS INTERNATIONAL, INC...................................................................................24


                               PROSPECTUS SUMMARY

You should carefully read the entire prospectus, including the Risk Factors section and the financial statements and the notes to the financial statements. When we refer to us or we, we are also referring to our predecessor entities.

                      Americom Networks International, Inc.

      From July of 1998 to May of 1999, we engaged in limited business operations in the area of developing telecommunications systems to market to high-value users for their use or resale. In September of 1999, we sold substantially all of our assets. As of the date of this prospectus, we are not engaged in any business operations and have no material tangible assets or property. We are currently seeking business opportunities believed to hold a potential for profit. As a result, we intend to seek out the acquisition of assets, property or a business that may be beneficial to us or our stockholders. We have not identified a specific business area of direction that we will follow; therefore, no principal operation has yet commenced. We currently have no products and offer no services.

      Since we have no specific business plan and have indicated that our plan is to engage in a merger or acquisition with an unidentified company, we are required under Rule 419 of the Securities Act to deposit in escrow all securities of our selling stockholders governed by an agreement, which contains certain terms and provisions specified by Rule 419.

      Our selling stockholders' securities are currently held in escrow. Certificates for the deposited Securities will be issued in the names of the each selling stockholder who retain all voting rights, if any.

      The securities held in escrow may not be transferred, disposed of, nor any interest created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order. Our selling stockholders securities held in escrow may be released only after the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that we have executed an agreement for the acquisition of a business, which meets the requirements under Rule 419 of the Securities Act.

      We were incorporated in Florida in 1989. Our principal offices are located at 17 State Street, 5th Floor, New York, New York 10004, telephone (212) 514-7334, facsimile (212) 514-7335.

                                  The Offering

Shares of common stock
outstanding before the
offering                                4,946,227 shares of common stock

Securities  outstanding  upon           4,946,227 shares of common stock  issued
completion of this offering             and outstanding.

Risk factors                            Our  shares of common  stock are  highly
                                        speculative,  involve  a high  degree of
                                        risk  and  could  cause   immediate  and
                                        substantial dilution. Our shares should not be purchased by an investor who cannot afford the loss of his or her entire investment.

Proposed OTC electronic                 ANIW
bulletin board symbol

                             SUMMARY FINANCIAL DATA

         The summary financial information presented below as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998, was derived from our audited financial statements appearing elsewhere in this prospectus.1 You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.


------------------------------------------------------------------------------------------------------------------------------------
                                                           Three Month Ended  Three Month Ended  Six Months Ended   Six Months Ended
                               Year Ended     Year Ended    June 30, 2000      June 30, 1999       June 30, 2000      June 30, 1999
                               December 31,   December 31,  --------------     --------------      --------------     --------------
     Results of Operations:       1999           1998       (Unaudited)        (Unaudited)         (Unaudited)        (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

Net sales-discontinued       $   236,685     $    2,415       $       --         $103,924          $       --         $233,185
------------------------------------------------------------------------------------------------------------------------------------

Net income (loss)             (1,342,135)      (913,526)         (48,392)        (284,303)            (86,637)        (703,215)
------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) per share         (.26)          (.28)            (.10)            (.05)               (.02)            (.13)
------------------------------------------------------------------------------------------------------------------------------------

Weighted average common
and common equivalent
shares outstanding             5,101,943      3,245,417        4,946,227        5,344,715           4,946,227        5,243,817
------------------------------------------------------------------------------------------------------------------------------------


Balance Sheet Data:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                         December 31,             December 31,       June 30, 2000
                                         1999                     1998                 (Unaudited)
---------------------------------------------------------------------------------------------------------------------

Total assets                               $182,192                $551,311             $127,300
---------------------------------------------------------------------------------------------------------------------


Total liabilities                           436,106                 436,927              467,851
---------------------------------------------------------------------------------------------------------------------


Working capital deficit                    (303,914)               (356,792)            (340,551)
---------------------------------------------------------------------------------------------------------------------

Stockholders' equity (deficit)             (253,914)                114,384             (340,551)
---------------------------------------------------------------------------------------------------------------------

-----
      (1) The financial information for the three and six months ended, June 30, 2000 and 1999, was derived from our unaudited financial statements. In the opinion of management, the financial information for the three and six months ended June 30, 2000 and 1999, contain all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for such period.

                                  RISK FACTORS

      You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in shares of our common stock. The risk factors described below and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ from those contained in any forward-looking statement.

We are presently not engaged in any business, have incurred losses and anticipate continuing losses.

      We are presently not engaged in any business operations; therefore, we have no source of revenue. Our operations for the year ended December 31, 1998, primarily represents activity from July 1, 1998, prior to this date we were inactive. Operations for the year ended December 31, 1999, represent activity from January 1, 1999 through May, 1999. As of December 31, 1999, our accumulated deficit was approximately $2,260,661.

      We may be unable to operate as a going concern because we have suffered recurring losses from operations have a working capital deficiency and no source of revenue. Our independent accountants have included an explanatory paragraph stating that our financial statements have been prepared assuming that we will continue as a going concern and that we have suffered recurring losses from operations and have a working capital deficiency, which causes substantial doubt as to our ability to continue as a going concern.

We have only been in operation since 1998 and have sold substantially all of our assets, which may make it difficult for you to judge our prospects.

      We commenced our business in July, 1998, and produced limited revenue through May of 1999. We have not engaged in any business operation since May of 1999. In September 1999, we sold substantially all of our assets and currently we have no revenue. As a result, we have a limited operating history upon which you can evaluate our prospects. Our historical data is of limited value in projecting future operating results. You must consider our business in light of the risks, expenses and problems frequently encountered by companies with limited operating histories.

Since we have no business we rely heavily on the acquisition of assets, property or a business beneficial to us.

      We have devoted all our efforts this year to various organizational activities, including our effort to acquire a suitable business. We intend to seek out the acquisition of assets, property or a business that may be beneficial to us or our stockholders. We have not as yet identified any business or product for possible acquisition. We face all of the risks inherent in a new business and those risks specifically inherent in the type of business in which we propose to engage namely, the investigation and acquisition of an interest in a business. Even if we become engaged in a new business, there can be no assurance that we will be able to generate revenues or profits therefrom. Our business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development, particularly blank check companies, which have no business plan.

If we acquire a business we may issue additional shares of our common stock, which may result in a change of control and will cause significant dilution to your investment in us.

      It is likely that we will issue additional shares of our common stock if we merge, consolidate or have some other business reorganization. If we issue additional shares to purchase a business your investment in us shall be substantially diluted and there will be a material decrease in your equity interest in us.

Restriction on the sale of certain selling stockholders' shares will prevent them from trading their shares and may make it more difficult for you to sell our shares.

      We are required to deposit our selling stockholders' securities in escrow. Under Rule 419 of the Securities Act it is unlawful for any person to sell or offer to sell the securities held in escrow or any interest in or related to the securities held in escrow other than pursuant to a qualified domestic relations order. Investors will not be able to liquidate their investment until the securities are released from escrow as provided in Rule 419. As a result, there will be no trading market for the selling stockholders securities following completion of this offering. Even if the securities are released from escrow following a business acquisition pursuant to Rule 419, there can be no assurance that a public market for our securities will develop. As a result, holders of our securities may not be able to liquidate their investment readily, if at all.

We are required to file a post-effective amendment explaining the acquisition of a business by us, which will delay the consummation of an acquisition by us and may require the approval of the Securities and Exchange Commission.

      Once the agreement governing the acquisition of a business meeting the criteria set forth under Rule 419 has been met we are required to update this registration statement with a post-effective amendment. The amendment must contain information about: the proposed acquisition candidate, its business, including audited financial statements; the results of this offering; and, the use of the funds disbursed from escrow.

Shares placed in escrow may not be released until we either execute an agreement for the acquisition of a business and have declared effective a related post-effective amendment or 18 months from the date of this prospectus.

      The securities deposited in escrow by our selling stockholders may be released only after the escrow agent has received a signed representation from us and any other evidence acceptable to it that we have executed one or more agreements for the acquisition of one or more business for which the fair market value of the business represents at least 80% of the offering proceeds, if any, and that we have filed the required amendment; the amendment has been declared effective; the mandated reconfirmation offer containing the conditions prescribed by Rule 419 has been completed; we have satisfied all of the prescribed conditions of the reconfirmation offer; and the acquisition of the business with the fair value of at least 80% of the offering proceeds, if any, is consummated. If an acquisition is not consummated within 18 months of the date of this prospectus, the deposited securities held in escrow shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

Resale of the selling stockholders shares may be prohibited in certain states even after they are released from escrow.

      Certain states have adopted regulations that may prohibit sale of the selling stockholders shares after they are released from escrow. All certificates representing the selling stockholders shares shall contain a legend prohibiting the resale of their shares in those states which prohibit the resale of shares released from escrow under Rule 419 of the Securities Act.

We have no independent directors, audit or compensation committee.

      Currently, we have no independent directors, audit or compensation committee.

We have only one officer who will devote part of his time to our affairs and two directors, one of which owns a major portion of our shares.

      One of our director's, Ael Apelboim, currently owns a major portion of our outstanding shares. Mr. Apelboim is currently employed or engaged full-time in another position or activity, and will devote only that amount of time to our affairs which he deems appropriate. Our sole officer and other director, Dominick Zappia, shall devote part of his time to our affairs.

We have limited marketing resources and no experience as a blank check company, which may make it more difficult for us to acquire a business.

      We have limited marketing capabilities or resources to seek out an appropriate company to acquire. Our sole officer is currently seeking out the acquisition of a suitable business. Our prospects will be significantly affected by our ability to successfully develop strategic alliances with third parties. Establishing satisfactory strategic alliances will require significant financial and other resources, which we currently do not have. In addition, strategic alliances may require financial or other commitments by us. We may be unable for financial or other reasons, to enter into strategic alliances on commercially acceptable terms, or at all. Failure by us to enter into these strategic alliances or the inability to raise proceeds through future public or private financing would have a material adverse effect on us.

We currently have no negotiations with any entity or individual regarding an acquisition or merger.

      Neither our officer, nor our director, have had any preliminary contact discussion, and there are no present plans, proposals, arrangements or understandings, with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in this prospectus.

We have limited funds and no revenue, which makes it difficult for us to acquire a suitable business.

      Since we have no revenue and have sold substantially all of our assets, it is unlikely that we will be able to commit our limited funds to the acquisition of more than one specific business. Our inability to acquire more than one business increases the likelihood of our success or failure depending on the initial business that we acquire.

      Moreover, our limited funds will likely make it impracticable to conduct a complete and exclusive investigation and analysis of a business. Our management decisions will likely be made without detailed feasibility studies, independent analysis, market surveys due to the lack of desirable funds available. We will be particularly dependent in making decisions on information provided by our officer, or others associated with the businesses seeking our participation, which will have a direct economic interest in completing a transaction with us. Our failure to eventually acquire or merge into a suitable business shall have a material affect on our future business.

Since we have no business we are not regulated by the government; however, we may be regulated by the government after we acquire a business, which may have a materially adverse effect on our business.

      We are currently not regulated by any federal, state or local agency because we are presently not conducting any business. There is the possibility that a business that we may acquire in the future could be subject to governmental regulations, including environmental and taxation matters, which regulations could have a materially adverse effect on us and our stockholders.


We are currently named a defendant in a civil action and a judgment was entered against us in the amount of $300,000, plus interest.

      We recently had a judgment entered against us in the amount of $300,000, by Communications Telesystems International, plus pre-judgment interest at the rate of 10% retroactive to September 1999. We do not intend to appeal. We are also named defendants in a civil lawsuit brought by one of our former stockholders for a claim based on the stockholder's failure to sell certain of our shares. Stockholder is seeking compensatory damages in the amount of $3,000,000 and punitive damages in the amount of $10,000,000. Such claims and any resultant litigation, might subject us to significant liability for damages, and even if not meritorious, could be time consuming, expensive to defend, and result in the diversion of management time and attention, any of which might have a material adverse effect on our business, results of operations and financial condition.

We are dependent on the successful acquisition of a business and our ability to become a reporting company.

      We intend to list our common stock on the over the counter bulletin board. The success of our business plan is based largely on our ability to become a publicly reporting company and to apply for listing on the over the counter bulletin board. Our listing on the over the counter bulletin board and the effectiveness of this registration statement will enable us to negotiate the possible acquisition of an entity under terms more favorable to our stockholders than if we are not a publicly reporting company. If this offering is unsuccessful, it is likely that our present stockholders may lose their entire investment, since the liquidity of our common stock could be impaired and we may have less leverage to consummate our plan to acquire a business if we stay on the pink sheets.

We are registering the resale of our shareholders securities only, which requires us to raise proceeds from other sources such as a future private or public offering.

      We will not receive proceeds from the resale of our shares. Moreover, we currently have no revenue and do not expect to have any revenue until we commence operations following the acquisition of a business. We will need to raise additional funds through a private or public offering of our securities in order to fund our operations while we continue to seek the acquisition of a suitable business. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience dilution, and those securities may have rights, preferences or privileges senior to those securities held by existing stockholders. Additional financing may not be available on terms which are favorable to us, or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to fund our future operations, take advantage of unanticipated acquisition opportunities, develop or enhance services or respond to competitive pressures. Any such inability could have a material adverse effect on our business, results of operations and financial condition.

We maintain a public market on the pink sheets, which makes it more difficult for an investor to sell shares rather on than the Over the Counter, Nasdaq small cap market or a national exchange.

      Failure to develop or maintain an active trading market could negatively effect the price of our shares. Currently, our shares are listed on the pink sheets; however, we intend to publicly trade our shares on the over the counter bulletin board. As a result, it would be difficult for an investor to dispose of our shares on the pink sheets rather than the over the counter bulletin board, a security traded on the Nasdaq Smallcap Market or a national securities exchange. We may in the future apply to have the shares listed on the Nasdaq SmallCap Market.

The loss of the services of our chief executive officer, could prevent us from forming strategic alliances to acquire a successful business.

      We are dependent on the continued employment and performance of our executive officer, Dominick Zappia. The loss of Mr. Zappia, or his incapacity to perform his duties, would have a materially negative effect upon our activities to form strategic alliances and the prospect of acquiring a business. We do not have key man life insurance coverage on the life of Mr. Zappia.

                                 DIVIDEND POLICY

      We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deems relevant.

                             DESCRIPTION OF BUSINESS

      The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with, and is qualified in its entirety by, the more detailed information including the summary financial information and our financial statements and the notes thereto included elsewhere in this prospectus. This prospectus contains forward-looking statements which can be identified by the use of words such as "intend," "anticipate," "believe," "estimate," "project," or "expect" or other similar statements. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other forward-looking information. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this prospectus.

Overview

      As of the date of this prospectus, we have ceased our business operations and have no material tangible assets or property. We are currently seeking business opportunities believed to hold a potential for profit. As a result, we intend to seek out the acquisition of assets, property or a business that may be beneficial to us or our stockholders. We have not identified a specific business area of direction that we will follow; therefore, no principal operation has yet commenced. We currently have no products and offer no services.

      We plan after our registration statement is declared effective, for which this prospectus forms a part, to seek, investigate, and ultimately acquire an interest in a business with long-term growth potential. We currently have no commitment or arrangement to participate in a business and cannot now predict what type of business we may enter into or acquire. It is emphasized that the business objectives discussed in this offering are extremely general and are not intended to be restrictive on the discretion of our management.

      Although there are no specific business combinations or other transactions contemplated by management, it may be expected that any such target business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available to us once we acquire a business.

      Management anticipates that it may be able to participate in only one potential business venture, due primarily to our limited financing. This lack of diversification should be considered a substantial risk of investing in us because it will not permit us to offset potential losses from one venture against gains from another.

                                PLAN OF OPERATION

Corporate History

      We were incorporated on July 22, 1989, under the name Sea Green, Inc., a Florida corporation for the purpose of developing communication systems to market high value users for their use and resale. We filed an Amendment to our certificate of incorporation on June 3, 1998, changing our name to Americom Networks Corp. On July 10, 1998, we again changed our name to Americom Networks International, Inc. Since July of 1998 through May of 1999, we engaged to a limited extent in the business of developing telecommunications systems to market high-volume users for use or resale. Since then we have ceased our business operations.

Selection of a Business

      In connection with our investigation of a possible business, and in order to supplement the business experience of our management, we may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection and engagement of any such advisors will be made by management without the approval from our stockholders. It is anticipated that professionals may be engaged by us on an independent basis without a continuing fiduciary duty or other obligation to us.

      While it is not presently anticipated that we will engage unaffiliated professional firms specializing in business acquisitions on reorganizations, such firms may be retained if management deems it in our best interest. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of our equity securities, or any combination of these or other compensation arrangements. We estimate that any fees for such services will not exceed 10% of the amount of the securities issued or cash paid by us to acquire a business. We will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed.

      We currently have no arrangement or understanding to employ any of our officers or directors as outside advisors. We anticipate that in the future, businesses for possible acquisition will be referred by various sources, including our officer and directors, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. We will seek businesses from all known sources, but will rely principally on personal contacts of our officer, directors and their affiliates, as well as indirect associations between them and other business and professional people. While it is not presently anticipated that we will engage unaffiliated professional firms specializing in business acquisitions on re- organizations, such firms may be retained if management deems it in our best interest.

      To finance our present and future business plans and the filing of this registration statement, employment of accountants, attorneys, or other consultants or advisors for a contemplated acquisition of a business, we rely heavily on the proceeds due to us under an agreement we entered into on November 28, 1999. Under the agreement, Typereader, Ltd., an Israeli corporation, agreed to return $200,000 of the original $250,000 advance paid by us in four installments, the first which was paid on December 13, 1999, in the amount of $25,000, $60,000 in May 2000, and the balance in the amount of $115,000 to be paid in two installments as follows: $65,000 on or before November 28, 2000; and $50,000 on or before March 28, 2001, without recourse to the shareholders of

Typereader. To achieve our business plan; however, we will need to raise additional proceeds through a private or public offering of our securities.

Type of business we may acquire

      We will not restrict our search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. We may participate in newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Participation in a new business venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture's product or services will likely not be established, and the profitability of the venture will be unproven and cannot be predicted accurately. If we participate in a more established firm with existing financial problems, we may be subjected to risk because our financial resources may not be adequate to eliminate or reverse the circumstances leading to such financial problems.

      In seeking a business venture, the decision of our management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in real value.

      The analysis of new businesses will be undertaken by or under the supervision of our officer and directors. In analyzing a prospective business, management will consider, to the extent applicable, the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trade or service marks; name identification; and other relevant factors.

      It is possible that we may propose to acquire a business in the development stage. A business is in the development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have not commenced or planned principal operations have commenced but there has been no significant revenue.

      The decision to participate in a specific business may be based on management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and other factors which are difficult, if not impossible, to analyze through any objective criteria. It is anticipated that the results of operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to substantially shift marketing approaches, expand significantly, change product emphasis, change or substantially augment management, and other factors.

      We will analyze all available factors and make a determination based on a composite of available facts, without reliance on any single factor. The period within which we may participate in a business on completion of this offering cannot be predicted and will depend on circumstances beyond our control, including the availability of businesses, the time required for us to complete our investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for our participation, and other circumstances. It is anticipated that the analysis of specific proposals and the selection of a business will take several months.

      We may be unable to operate as a going concern because we have suffered recurring losses from operations have a working capital deficiency and no source of revenue. Our independent accountants have included an explanatory paragraph stating that our financial statements have been prepared assuming that we will continue as a going concern and that we have suffered recurring losses from operations and have a working capital deficiency which cause substantial doubt as to our ability to do so. Management expects to incur additional losses for the foreseeable future and recognizes the need for an infusion of cash to achieve their business plan. We are actively pursuing various options which include seeking additional equity financing. We believe that we will be able to raise sufficient funds to achieve our planned business objectives through private placements. We have no bank lines of credit and there can be no assurance that we will be able to obtain any needed additional financing on commercially reasonable terms. If we are unable to obtain sufficient funds, it may be necessary for us to explore other options which could have a material adverse effect on our business. The financial statements do not include any adjustments to reflect the possible future effects on the recover ability and classification of assets or the amounts and classifications of liabilities that may result.

We are subject to Rule 419 of the Securities Act which may impact the type of business we acquire.

      We are subject to requirements of Rule 419 under the Securities Act along with certain reporting requirements under the Exchange Act; therefore, we may be required to furnish certain information about significant acquisitions, including audited financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. Acquisition prospects that do not have or are unable to obtain the required audited statements which meet the requirements of Rule 419 and the Exchange Act will not be appropriate for our acquisition. Even after we locate a prospective acquisition target, we still may have to comply with the reconfirmation mandate of Rule 419, which may take months.

Acquisition of a Business.

      In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which we cannot predict. We currently do not intend to participate in a business through the purchase of minority stock positions. On the consummation of a transaction, it is likely that our present management and stockholders will not be in control of us. Moreover, a majority or all of our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without vote of our stockholders.

      In connection with our acquisition of a business, our present stockholders, including our officer and directors, may, as a negotiated element of the acquisition, sell a portion or all of our common stock held at a significant premium over their original investment in us. As a result of such sales, to affiliates of the entity participating in the business reorganization with us, would acquire a higher percentage of equity ownership in us. Although our present stockholders did not acquire our shares with a view towards any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present stockholders in order to reduce the number of restricted securities held by persons no longer affiliated with a company and thereby reduce the potential adverse impact on the public market in a company's common stock that could result from substantial sales of such shares after the restrictions no longer apply. Public investors will not receive any portion of the premium that may be paid in the circumstances noted above. Our stockholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction.

      It is likely that we will issue additional shares of our common stock in connection with a potential merger, consolidation, or other business reorganization. As a result of a reorganization, there may be a change of control in management; significant dilution to the public stockholders' investment; and a material decrease in the public stockholders' equity interest in us. Since we have not made any determination with respect to the acquisition of any specific business, we cannot speculate on the form of any potential business reorganization or the amount of securities, which we may issue. Our board of directors may issue additional securities on terms and conditions, which the board of directors, in its sole discretion, determines to be in our best interest and without seeking stockholder approval.

      It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted, it may be expected that registration of securities by us in these circumstances would entail substantial expense to us. The issuance of substantial additional securities and their potential sale into any trading market, which may develop in our securities, may have a depressive effect on such market.

      The manner in which we participate in a business will depend on the nature of the business, our respective needs and desires and other parties, the management of the business, and our relative negotiating strength and such other management.

      It is possible that we will not have sufficient funds to fully undertake such development, marketing, and manufacturing of products which may be acquired. Accordingly, following the acquisition of any such product rights, we may be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which we would probably be required to give up a portion of its interest in any acquired product. There is the possibility that we shall be unable to either obtain additional financing or interest third parties in providing funding for the further development, marketing, and manufacturing of any products acquired.

      We will participate in a business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally, such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default, and will include miscellaneous other terms.

      It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, our obligation to file exchange act reports, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific business, the costs theretofore incurred in the related investigation would not be recoverable. Even if an agreement is reached for the participation in a specific business, the failure to consummate that transaction may result in the loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

      To fund all of the above we shall rely on the obligation of Typereader to return to us certain funds pursuant to a rescission agreement, dated November 11, 1999, which requires Typereader to pay us $200,000 in four installments, the first of which was paid in December 13, 1999, in the amount of $25,000, $60,000 in May 2000, and the balance in the amount of $115,000 to be paid in two installments as follows $65,000 on or before November 28, 2000 and $50,000 on or before March 28, 2001. We shall need to raise additional funding through a private placement or another public offering. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

After we execute an agreement to acquire an entity.

      Once the agreement governing the acquisition of a business meeting the criteria under Rule 419 of the Securities Act has been consummated we are required to file a registration statement with a post-effective amendment. The amendment must contain information about: the proposed acquisition candidate, including audited financial statements and the results of this offering. The amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer will include certain prescribed conditions which must be satisfied before the selling stockholders securities can be released from escrow.

Reconfirmation offering

o The reconfirmation offer must commence within five business days after the effective date of the amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions

o The prospectus contained in the amendment shall be delivered to each investor whose securities are held in escrow within five business days after the effective date of the amendment;

o Each investor will have not less than 20, nor more than 45, business days from the effective date of the amendment to notify us in writing, that the investor elects to remain an investor;

o If we do not receive written notification from investors, within 45 business days following the effective date of their election to reconfirm their investments in the selling stockholder shares, the securities held in escrow for all investors' will be returned to them on a pro rata basis within five business days by first class mail or other equally prompt means;

o If an acquisition is consummated, any investor who does not reconfirm his investment in the securities, in writing, within 45 days following the effective date of the amendment, will receive his pro rata portion of the escrow securities held in escrow for all investors' within five business days by first class mail or other equally prompt means;

o If an acquisition is not consummated within 18 months of the date of this prospectus, the escrow securities shall be returned to all investors on a pro rata basis, without any interest, within five business days by first class mail or other equally prompt means.

Release of deposited securities.

      The selling stockholders securities may be released to us and the investors, respectively, after our escrow agent receives a signed representation from us and any other evidence acceptable to us that:

o we executed one or more agreements for the acquisition of one or more business and have filed the required amendment;

o     the amendment has been declared effective;

o the mandated reconfirmation offer containing the conditions prescribed by Rule 419 has been completed;

o all of the prescribed conditions of the reconfirmation offer have been satisfied;

Operation of business after an acquisition.

      Our operation following our acquisition of a business will be dependent on the nature of the business and the interest acquired. We are unable to predict whether we will be in control of the business or whether the present management will be in control of us following the acquisition. It may be expected that the business will present various risks to investors some of which have been generally summarized in our risk factors. The specific risks of a given business cannot be predicted at the present time.

We need to manage our growth effectively.

      If we acquire a business, we will place a significant strain on our managerial, operational and financial resources. If we acquire a business we need to:

      o improve our financial and management controls, reporting systems and procedures;
      o expand, train and manage our work force for marketing, sales and support, product development, site design, and network and equipment repair and maintenance; and
      o manage multiple relationships with various customers, strategic partners and other third parties.

Leverage.

      We may be able to participate in a business involving the use of leverage. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired. One method by which leverage may be used is by locating an operating business available for sale and arrange for the financing necessary to purchase such business.

      Leveraging a transaction would involve significant risks due to the fact that the borrowing involved in a leveraged transaction will ordinarily be secured by our combined assets and the business to be acquired. If the combined enterprises are not able to generate sufficient revenues to make payments on the debt incurred to acquire the business, the lender would be able to exercise the remedies provided by law or by contract, and foreclose on substantially all of our assets. Consequently, our participation in a leveraged transaction may significantly increase our risk of loss. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates because the investment in the business held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing.

      The likelihood of us obtaining a conventional bank loan for a leveraged transaction would depend largely on the business being acquired and its perceived ability to generate sufficient revenues to repay the debt. Generally, businesses suitable for leveraging are limited to those with income-producing assets that are either in operation or can be placed in operation relatively quickly. We cannot predict whether it will be able to locate any such business. As a general matter, it may be expected that we will have few, if any, opportunities to examine businesses where leveraging would be appropriate.

      Even if we are able to locate a business where leveraging techniques may be used, financing for the acquisition may not be available to us or, if available, on terms acceptable to us. Lenders from which we may obtain funds for purposes of a leveraged buy-out may impose restrictions of the future borrowing, dividend, and operating policies. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact on us.

Agreements.

Outstanding loan

      We entered into three loan agreements with Millennium Holdings dated September 24, 1999, October 6, 1999 and January 21, 2000, in the amount of $10,000, $10,000 and $20,000, respectively, for a period ending December 24, 1999, January 6, 2000 and January 21, 2001 respectively. Pursuant to a subsequent agreement with Millennium, Millennium has agreed to extend the terms of the two $10,000 Notes one year from the date of issue, without interest.

Rescission Agreement

      On November 28, 1999, we entered into a rescission agreement to rescinded an exchange agreement we entered into with Typereader, Ltd., an Israeli corporation. We entered into the exchange agreement with Typereader on July 2, 1999, for the exchange of all the issued and common stock of Typereader for shares of our common stock and cash consideration in the amount of $250,000.

      As a result, the exchange agreement, dated July 22, 1999, between Typereader and us has no further force or effect, with the exception of the obligations of both parties to return the shares exchange under the exchange agreement and the obligation by Typereader to return certain cash consideration paid by us for the Typereader shares. Both parties have returned the shares; however, Typereader has agreed to return $200,000 of the original $250,000 advance paid by us in four installments, the first which was paid on December 13, 1999, in the amount of $25,000, $60,000 in May 2000 and the balance in the amount of $115,000 to be paid in two installments as follows: $65,000 on or before November 28, 2000; and $50,000 on or before March 28, 2001, without recourse to the shareholders of Typereader.

Governmental regulation.

      It is impossible to predict the government regulation, if any, to which we may be subject until we have acquired an interest in a business. The use of assets or conduct of businesses which we may acquire could subject us to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, to the extent of our limited resources, the effects of such government regulation on our prospective business. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will make the acquisition of an interest in such business a higher risk.

Competition.

      We will be involved in intense competition with other business entities, many of which will have a competitive edge over us by virtue of their more substantial financial resources and prior experience in business. Until such time as we acquire a business - we cannot determine our competition. We may not be successful in obtaining suitable investments.

Employees.

      We currently have no employees. Our executive officer, who has agreed to defer his compensation for his time will devote only part of his time to our affairs. Our management expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating prospective businesses. The need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry. We are currently not seeking a business and do not intend to do so until our registration, for which this prospectus forms a part, is declared effective.

Facilities.

      Our headquarters are currently located in Manhattan, New York, consisting of approximately 200 square feet. We are under no obligation to pay rent on the use of this office space pursuant to an oral agreement with the lessor. We believe that this facility is adequate for current operations.

Legal Proceedings.

      On September 23, 1999, Communication TeleSystems International doing business as World Change Communication made an arbitration claim against us before the JAM arbitration panel located in California for $300,000. The complaint alleges that by mistake, Communication TeleSystems delivered to us two checks, each in the amount of $150,000, for a total of $300,000. Subsequently, a judgment was entered against us in the amount of $300,000 plus pre-judgment interest retroactive to September 1999. The judgment and accrued interest have been included in accrued expenses in the audited financial statement for the period ending December 31, 1999, and the unaudited financial statements for the six months ending, June 30, 2000, which are included in this registration statement.

      On December 10, 1999, Jeffrey Namer brought an action against us based on an alleged failure by us to allow Mr. Namer to sell 310,000 shares of our common stock. Mr. Namer is seeking compensatory damages in the amount of $3,000,000 and punitive damages in the amount of $10,000,000. We believe Mr. Namer's claim is without merit and we intend to vigorously oppose it.

      The U.S. Securities and Exchange Commission has commenced an investigation regarding, among other things, statements made by certain persons or entities in connection with the offer or sale of Americom's securities.

      Americom is cooperating with the Commission in its investigation. This investigation is ongoing.

                             AVAILABLE INFORMATION

      We have filed with the commission a registration statement on Form SB-2 under the Securities Act, with respect to the common stock offered for resale by this prospectus. In this prospectus we refer to that registration statement, together with all amendments, exhibits and schedules to that registration statement, as the registration statement. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning a document filed as an exhibit to the registration statement is not necessarily complete and, in each instance, reference is made to the document filed as an exhibit to the registration statement, each statement being qualified in all respects by this reference.

      The registration statement and other information may be read and copied at the commission's Public Reference Room at, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the commission at 1-800-SEC-0330. The commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the commission.

      We are not currently a reporting company under the Securities and Exchange Act of 1934, and therefore have not filed any reports with the commission. Simultaneously with the commission's declaration that this prospectus is effective, we will be registered under the Exchange Act. Under the Exchange Act, we will furnish our stockholders with annual reports containing audited financial statements reported on by independent auditors and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                                   MANAGEMENT

Directors and Officers


      The  following  table  sets  forth  certain  information   concerning  our
directors and officer as of November 3, 2000:


      Name                           Age          Position
      ----                           ---          --------
      Dominick Zappia                 36          President, Secretary and
                                                    Treasurer

      Ael Apelboim                    35          Director


Dominick Zappia is our President, Secretary and Treasurer. He has served in this position since May of 1999. In 1990, Mr. Zappia was part of an overall management team responsible for downsizing its information systems from IBM mainframes to LAN and SQL, servers at ASCAP. From 1992 to 1997, he was responsible for the management of business analysis, business process modeling, software, and information systems architecture projects at International Fund Administration. In 1997 to 1998, he was registered as a lead analyst at the firm Energex Introducing Brokers. From November 1998 through May 1999, Mr. Zappia worked at Neovision Inc. as a chief consultant and lead product developer. Mr. Zappia is currently working as a freelance business consultant. Mr. Zappia attended the State University of New York at Cortland from 1982 to 1987.


      Ael Apelboim is a member of our board of directors and is major shareholder. He has served in this capacity since July of 1998. Since March of 1993 Mr. Appleboim has been a partner in the firm of Sutra Ltd., an Israeli company engaged in property and real estate development.

      Certain conflicts of interest may exist between us and our director, Ael Apelboim due to the fact that he is employed full-time in other endeavors. Moreover, our director owns approximately 44.5% of the outstanding shares of our common stock. Our sole officer currently does not own any of our shares. Accordingly, our director will possess substantial control over our operations. This control may allow him to amend corporate filings, elect all of our board of directors, and substantially control all matters requiring approval by our stockholders, including approval of significant corporate transactions.

Compensation of Directors

      Our directors are elected to serve until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. Directors do not receive compensation for attendance at meetings of the board of directors, but will be reimbursed for certain expenses in connection with attendance at board meetings.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information concerning the compensation of our chief executive officer and each of our other most highly compensated executive officers whose aggregate salary, bonus and other compensation exceeded $100,000 during the fiscal year ended December 31, 1999.

                                            Annual Compensation                           Long-Term Compensation
                                            -------------------                           ----------------------

                                                               Other
                                                               Annual      Restricted    Securities
Name and                                                       Compen-     Stock         Underlying      LTIP        All Other
Principal Position            Year       Salary      Bonus     sation      Award(s)      Options\SARs    Payouts     Compensation
------------------            ----       ------      -----     ------      --------      ------------    -------     ------------
Dominick Zappia(1)            1999       $64,000      -0-        -0-         -0-             -0-         -0-              -0-
Mary Ellen TeFarikis(2)       1999       $30,031      -0-        -0-         -0-             -0-         -0-          $33,095(3)

      1. Pursuant to the terms of a deferred compensation agreement, Mr. Zappia has agreed to defer his compensation for a ten month period commencing January, 1, 2000, until such time as we raise in a private placement of equity financing proceeds of at least $1,000,000. The deferred compensation has been included in operations and accrued expenses in the unaudited financial statements for the six months ended, June 30, 2000, which are included in this registration statement.

      2.    Ms. TeFarikis is no longer employed by us as of May 1999.

      3. Health insurance premiums paid on behalf of Ms. TeFarikis by the Company.

    Limitations of liability and indemnification of directors and officers.

      Our certificate of incorporation, as amended, and bylaws, as amended, limit the liability of directors and officers to the maximum extent permitted by Florida law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee or agent of us or serves or served any other enterprise at our request. However, the certificate does not eliminate or limit the liability of a director for any of the following reasons:

      o     breach of the directors' duty of loyalty to us or our stockholders;
      o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
      o the unlawful payment of a dividend or unlawful stock purchase or redemption; and any transaction from which the director derives an improper personal benefit.

      We intend to purchase and will maintain directors and officers' insurance in the amount of $1,000,000. This insurance will insure directors against any liability arising out of the director's status as our director, regardless of whether we have the power to indemnify the director against the liability under applicable law.

      We have been advised that it is the position of the commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth as of November 3, 2000, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:


      o     more than 5% of the outstanding shares of our common stock;
      o     each of our officers and directors; and
      o     all of our officers and directors as a group.

      Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them. Unless otherwise indicated, the address of each beneficial owner is c/o Americom Networks International, Inc. 17 State Street, 5th Floor New York, New York 10004.

                                                % Beneficially  % Beneficially
Name and Address of          Number of Shares    Owned Before     Owned After
Beneficial Owner            Beneficially Owned     Offering        Offering
-------------------         ------------------  --------------  --------------
Dominick Zappia                         0               0               0

Ael Apelboim                    2,200,000            44.5%           44.5%

All Officers and Directors
as a Group (2 persons)          2,200,000            44.5%           44.5%

* Less than 1%


To our knowledge, none of the selling stockholders has had any position with, held any office of, or had any other material relationship with us.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage calculations are based upon 4,946,227 shares of our common stock outstanding as of October 10, 2000. We will not receive any of the proceeds from the sale of our selling stockholders' shares. We believe, based on information supplied by the selling stockholders, that each of them has sole voting and investment power with respect to the shares of common stock.

                              CERTAIN TRANSACTIONS

      We entered into an employment agreement dated May 25, 1998, pursuant to which we were to pay our former president, Mary Ellen TeFarikis, a base salary of $104,000 per annum commencing May 25, 1998. The employment agreement calls for additions to the base salary of $25,000 per annum for each additional commercially usable linkage established by TeFarikis. There is a cap of $260,000 on total compensation for a year. Pursuant to the terms of the agreement, Ms. TeFarikis also received 100,000 shares of our common stock subject to continued employment with us until June 1, 1999, otherwise, we are entitled to purchase the 100,000 shares from the employee for $100. Ms. TeFarakis employment with us was terminated in May 1999. Pursuant to the terms of the employment agreement, we repurchased the 100,000 shares of common stock owned by Ms. TeFarakis for $100. We believe that we have no further obligation under the terms of the employment agreement.

      Pursuant to the terms of a deferred compensation agreement, dated February 4, 2000, Mr. Zappia has agreed to defer his compensation for the period commencing January 1, 2000 and ending October 31, 2000, or until such time as we raise in a private placement of equity financing proceeds of at least $1,000,000. The deferred compensation has been included in operations and accrued expenses in the unaudited financial statements for the six months ended, June 30, 2000, which are included in this registration statement.

                            DESCRIPTION OF SECURITIES

      The following section does not purport to be complete, and is qualified in all respects by reference to the detailed provisions of our certificate of incorporation and by-laws, copies of which have been filed with our registration statement of which this prospectus forms a part.

      Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value. As of October 10, 2000, 4,946,227 shares of common stock were issued and outstanding. As of this date, there were 13 record holders of our common stock. We are not authorized to issue preferred stock.

Common Stock.

      Our shares are currently listed on the Pink Sheets. We intend to list our the common stock on the over the counter bulletin board. Shares of our common stock are entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our stockholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holders of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

      The holders of common stock:

      o have equal rights to dividends from funds legally available therefore, when and if declared by our board of directors;
      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and
      o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

      The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

                                 TRANSFER AGENT

      Interwest Transfer Company is the transfer agent and registrar for our shares of our common stock.

                              SELLING STOCKHOLDERS

      The registration statement, of which this prospectus forms a part, relates to our registration, for the account of the selling stockholders, of an aggregate of 171,227 shares of common stock.

      The sale of the selling stockholders' shares by the selling stockholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling stockholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling stockholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at a market prices prevailing at the time of sale, or at negotiated prices.

      The selling stockholders may effect the transactions by selling the selling stockholders' shares directly to purchasers, through broker\dealers acting as agents for the selling stockholders, or to broker\dealers who may purchase shares as principals and thereafter sell the selling stockholders' shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. These broker\dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser for whom which broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

      The selling stockholders and broker-dealers, if any, acting in connection with these sales might be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

      Sales of any shares of common stock by the selling stockholders may depress the price of the common stock in any market that may develop for the common stock.

      The following table sets forth information known to us regarding ownership of our common stock by each of the selling stockholders as of March 30, 2000, and as adjusted to reflect the sale of shares offered by this prospectus. None of the selling stockholders has had any position with, held any office of, or had any other material relationship with us during the past three years.

      We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last column in this table assumes the sale of all of our shares offered in this prospectus. Susan Adams is the sole shareholder of one of our selling stockholders, SMS Holdings, Inc.

                                              Common Stock         Shares Owned
Names of Selling      Shares Owned Prior       Offered by         After Offering
Stockholders          to Offering Number     Beneficial Owner         Number
----------------      ------------------     ----------------         ------
Izchk Ficher               58,190               58,190                   0
Avraham Goldberg           36,592               36,592                   0
Shay Cohen                 15,048               15,048                   0
Jeff Bermen                 7,111                7,111                   0
SMS Holdings, Inc.         20,952               20,952                   0
Leonard Cuku               33,334               33,334                   0

      We will not receive any of the proceeds from the resale of the shares of common stock, which are included in this registration statement, for which this prospectus forms a part. We believe, based on information supplied by the selling stockholders, that each of them has sole voting and investment power with respect to the shares of common stock.

      Presently, there are no plans, proposals, arrangements, or understandings with respect to the sale or issuance of additional securities of ours prior to the location of an acquisition or merger candidate.

      After we reach an agreement for acquisition of a business, we are required by Rule 419 to prepare and disseminate an amendment to this prospectus to all investors, which will describe the business to be acquired.

                         SHARES ELIGIBLE FOR FUTURE SALE

      2,525,360 of the 4,946,227 shares to be outstanding upon the completion of the offering, will be restricted securities as defined in Rule 144. 2,354,133 of these restricted securities have been held for more than one year as of the date of this prospectus. Therefore, 2,354,133 of our shares may be eligible for public sale beginning 90 days after the effective date of this prospectus in accordance with the requirements of Rule 144.

      Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities. As of the date of this prospectus, we have approximately 13 holders of our common stock.

      Upon completion of this offering, we will have 4,946,227 shares of common stock outstanding. After the offering, 2,420,867 of the 4,946,227 shares of common may be immediately tradeable without restriction under the Securities Act, except for any shares purchased by an affiliate of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

      We issued the remaining 2,525,360 shares of common stock in private transactions in reliance upon one or more exemptions contained in the Securities Act. These shares will be deemed restricted securities as defined in Rule 144.

      In general, under Rule 144, a stockholder, or stockholder whose shares are aggregated, who has beneficially owned restricted securities for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

      o     1% of the then outstanding shares of common stock, or
      o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the commission, provided certain requirements are satisfied.

      In addition, our affiliates must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares acquired by affiliates in this offering. Under Rule 144, a stockholder who had not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years.

                                 LEGAL MATTERS

      The validity of the common stock being offered in this prospectus will be passed upon for us by Silverman, Collura & Chernis, P.C.

                                     EXPERTS

      Citrin Cooperman & Company, LLP, independent certified accountants, have audited our financial statements included in this registration statement for the years ended December 31, 1999 and 1998. Their report appears elsewhere in this prospectus. The financial statements have been included in reliance upon that report and upon the authority of the firm as experts in accounting and auditing.

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.

                      AMERICOM NETWORKS INTERNATIONAL, INC.

      Until _____________, 2000 (90 days after the date of this prospectus) all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      AMERICOM NETWORKS INTERNATIONAL, INC.

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1999 and 1998

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                 FOR THE YEARS ENDED DECEMBER 31, 1999 and 1998

                                TABLE OF CONTENTS

                                                                        Page No.

Independent Auditors' Report                                                  1

Financial Statements:

  Balance Sheets as of December 31, 1999 and 1998 and
     June 30, 2000 (unaudited)                                                2

  Statements of Operations and Accumulated Deficit for
     the years ended December 31, 1999 and 1998 and the
     three and six months ended June 30, 2000 (unaudited)                     3

  Statements of Stockholders' Equity (Deficit) for
     the years ended  December 31, 1999 and 1998 and the
     six months ended June 30, 2000 (unaudited)                               4

  Statements of Cash Flows for the years ended
     December 31, 1999 and 1998 and the six months ended
     June 30, 2000 (unaudited)                                                5

Notes to Financial Statements                                               6-11

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Americom Networks International, Inc.

We have audited the accompanying balance sheets of Americom Networks International, Inc. as of December 31, 1999 and 1998, and the related statements of operations and accumulated deficit, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Americom Networks International, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has a working capital deficiency, stockholders' deficit and no current source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                              CITRIN COOPERMAN & COMPANY, LLP
                                            ------------------------------------
                                               CERTIFIED PUBLIC ACCOUNTANTS

March 31, 2000

                     AMERICOM NETWORKS INTERNATIONAL, INC.
                                 BALANCE SHEETS

                                                                                 December 31,
                                                            June 30,      --------------------------
                                                              2000           1999            1998
                                                           ----------     ----------      ----------
     ASSETS                                               (Unaudited)
Current assets:
  Cash and cash equivalents                                $   12,300     $    7,027      $   45,886
  Receivable, current portion                                 115,000        125,000
  Prepaid expenses                                                                            28,232
  Other current assets                                                           165           6,017
                                                           ----------      ---------      ----------
     Total current assets                                     127,300        132,192          80,135
                                                           ----------      ---------      ----------
Property and equipment:
  At cost - net of accumulated depreciation
    of $94,453 in 1998                                                                       346,858
                                                           ----------      ---------      ----------
  Other assets:
  Security deposits                                                                          109,567
  Receivable - net of current portion                                         50,000
  Organization costs net of accumulated
    amortization of $1,341 in 1998                                                            14,751
                                                           ----------      ---------      ----------
     Total other assets                                                       50,000         124,318
                                                           ----------      ---------      ----------
     TOTAL ASSETS                                          $  127,300     $  182,192      $  551,311
                                                           ==========     ==========      ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable, accrued expenses
    and sundry liabilities                                 $  427,851     $  416,106      $  185,789
  Loans payable                                                40,000         20,000         251,138
                                                           ----------      ---------      ----------
     Total current liabilities                                467,851        436,106         436,927
                                                           ----------      ---------      ----------
Stockholders' equity (deficit):
  Common stock - par value $.001 per share
    authorized 50,000,000 shares; issued and
    outstanding 5,185,000 shares in 1998
    and 4,946,227 in 1999                                       4,946          4,946           5,185
  Additional paid in capital                                2,001,801      2,001,801       1,027,725
  Accumulated deficit                                      (2,347,298)    (2,260,661)       (918,526)
                                                           ----------      ---------      ----------
     Total stockholders' equity (deficit)                    (340,551)      (253,914)        114,384
                                                           ----------      ---------      ----------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY (DEFICIT)                      $  127,300     $  182,192      $  551,311
                                                           ==========     ==========      ==========

                 See accompanying notes to financial statements.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                            STATEMENTS OF OPERATIONS

                                        Three Months Ended June 30,     Six Months Ended June 30,      Years Ended December 31,
                                       ----------------------------     ------------------------    ----------------------------
                                          2000             1999            2000           1999          1999             1998
                                        ----------      -----------     ---------     ----------    -----------       ----------
                                       (Unaudited)      (Unaudited)    (Unaudited)    (Unaudited)

Revenue - discontinued operations       $               $  103,924    $               $  233,185    $   236,685       $    2,415
Direct expenses                                            160,789                       505,824        572,913          314,253
                                        ----------      ----------    -----------     ----------    -----------       ----------
Direct loss                                                (56,865)                     (272,639)      (336,228)        (311,838)
                                        ----------      ----------    -----------     ----------    -----------       ----------
Operating expenses:
  Selling, general and administrative       48,392         168,365         86,637        327,766        585,585          439,104
  Depreciation and amortization                             46,589                        89,624        101,693           65,794
  Loss on write down/sale of assets                         12,506                        12,506        317,149           96,667
                                        ----------      ----------    -----------     ----------    -----------       ----------
     Total operating expenses               48,392         227,460         86,637        429,896      1,004,427          601,565
                                        ----------      ----------    -----------     ----------    -----------       ----------
Loss before other income
  and provision for taxes                  (48,392)       (284,325)       (86,637)      (702,535)    (1,340,655)        (913,403)
Other income                                                    22                           380            380              577
                                        ----------      ----------    -----------     ----------    -----------       ----------
Loss before provision for taxes            (48,392)       (284,303)       (86,637)      (702,155)    (1,340,275)        (912,826)
Provision for taxes                                                                        1,060          1,860              700
                                        ----------      ----------    -----------     ----------    -----------       ----------
NET LOSS                                $  (48,392)     $ (284,303)   $   (86,637)    $ (703,215)   $(1,342,135)      $ (913,526)
                                        ==========      ==========    ===========     ==========    ===========       ==========
Net loss per share                      $    (0.10)     $    10.05    $     (0.02)    $    (0.13)   $     (0.26)      $    (0.28)
                                        ==========      ==========    ===========     ==========    ===========       ==========
Weighted average shares outstanding      4,946,227       5,344,715      4,946,227      5,243,817      5,101,943        3,245,471
                                        ==========      ==========    ===========     ==========    ===========       ==========

                See accompanying notes to financial statements.

                      AMERICOM NETWORKS INTERNATIONAL LTD.
                   STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                    AND THE SIX MONTHS ENDED JUNE 30, 2000

                                               Common Stock             Additional
                                        ------------------------          Paid In        Accumulated
                                          Shares           $              Capital          Deficit          Total
                                        ----------     ---------        -----------      ------------    -----------

Balance - January 1, 1998                               $               $                $    (5,000)    $    (5,000)

Shares issued for initial
 capitalization                              5,000        5,000                                                5,000

Change in par value                                      (4,995)             4,995

Forward split 200:1                        995,000          995               (995)

Shares issued for cash                   4,160,000        4,160            998,750                         1,002,910

Shares issued for services                  25,000           25             24,975                            25,000

Net loss                                                                                    (913,526)       (913,526)
                                         ---------      -------         ----------       -----------     -----------
Balance - December 31, 1998              5,185,000        5,185          1,027,725          (918,526)        114,384

Conversion of debt                          58,190           58            305,439                           305,497

Shares issued for cash                     113,037          113            668,327                           668,440

Return and cancellation
  of shares                               (410,000)        (410)               310                              (100)

Net loss                                                                                  (1,342,135)     (1,342,135)
                                         ---------      -------         ----------       -----------     -----------
Balance - December 31, 1999              4,946,227        4,946          2,001,801        (2,260,661)       (253,914)

Net loss (unaudited)                                                                         (86,637)        (86,637)
                                         ---------      -------         ----------       -----------     -----------
Balance - June 30, 2000(unaudited)       4,946,227      $ 4,946         $2,001,801       $(2,347,298)    $  (340,551)
                                         =========      =======         ==========       ===========     ===========

                See accompanying notes to financial statements.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                                Six Months Ended
                                                                    June 30,                 Years Ended December 31,
                                                            -------------------------       ---------------------------
                                                               2000          1999               1999            1998
                                                            -----------   -----------       ------------    -----------
Operating activities:                                       (unaudited)   (unaudited)
  Net loss                                                  $ (86,637)    $ (703,215)       $(1,342,135)    $ (913,526)
  Adjustments to reconcile net loss to
  net cash used by operating activities:
     Depreciation and amortization                                            89,624            101,693         65,794
     Loss on write down/sale of assets                                        12,506            317,149         96,667
     Reduction of impairment provision                                                           50,000
     Shares issued for services                                                                                 30,000
     Changes in assets and liabilities:
     Prepaid expenses                                                         15,527             28,232        (28,232)
     Other current assets                                         165          5,852              5,852         (6,017)
     Security deposits                                                                          109,567       (109,567)
     Accounts payable, accrued expenses and
       sundry liabilities                                      11,745        228,336            209,277        180,789
     Organization expenses                                                                                     (16,092)
                                                            ---------     ----------        -----------     ----------
     Net cash used by operating activities                    (74,727)      (351,370)          (520,365)      (700,184)
                                                            ---------     ----------        -----------     ----------
Investing activities:
     Investment in Typereader                                                                   (250,000)
     Repayment from Typereader                                 60,000                            25,000
     Proceeds on sale of assets                                                                  19,200
     Purchase of property and equipment                                      (31,705)           (76,433)      (441,311)
                                                            ---------     ----------        -----------     ----------
     Net cash provided by investing activities                 60,000        (31,705)          (282,233)      (441,311)
                                                            ---------     ----------        -----------     ----------
Financing activities:
     Proceeds from loan payable                                20,000                            20,000        251,138
     Principal payments on equipment obligations                                                               (66,667)
     Proceeds from issuance of common stock                                  695,231            722,799      1,002,910
     Purchase of common stock                                                                      (100)
                                                            ---------     ----------        -----------     ----------
     Net cash provided by financing activities                 20,000        695,231            742,699      1,187,381

     Increase (decrease) in cash and cash equivalents          (5,273)       312,156            (38,859)        45,886

Cash and cash equivalents - beginning                           7,027         45,886             45,886
                                                            ---------     ----------        -----------     ----------
CASH AND CASH EQUIVALENTS - ENDING                          $  12,300     $  358,042        $     7,027     $   45,886
                                                            =========     ==========        ===========     ==========
Supplemental cash flow information:
Cash paid during the period for:
  Interest                                                  $             $                 $               $    1,501

                See accompanying notes to financial statements.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

      Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Organization

            Americom Networks International, Inc. (the "Company") was incorporated in the State of Florida on July 22, 1988 to engage principally in the business of developing telecommunications systems which it was marketing to high-volume users for their use or resale.

            Operations for the year ended December 31, 1999 primarily represent the activity through May 1999. Subsequent to May 1999 the Company had discontinued operations and was winding down the business.

            Operations for the year ended December 31, 1998 primarily represent the activity from July 1, 1998. Prior to that date the Company was inactive.

            Use of Estimates

            The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

            Property and equipment

            Property and equipment is recorded at cost. Expenditures for major additions and betterment's are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by both straight-line and accelerated methods over the assets' estimated lives ranging from three to seven years. Leasehold improvements are amortized over the lesser of the lease terms or the assets' useful lives. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

            Cash Equivalents

            The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

            Earnings Per Share

            Basic and diluted loss per share is based on the average number of shares of common stock outstanding during each period. Since the Company has experienced net operating losses, outstanding options and warrants to purchase common stock have an antidilutive effect. Therefore, such options and warrants were not included in the diluted loss per share calculation.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

      Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Organization Costs

            The Company incurred organization costs of $16,092 consisting of legal fees, which were deferred and amortized by the straight-line method over a period of sixty months in 1998. In 1999, the remaining unamortized balance of $14,751 was written off in accordance with SOP 98-5.

            Revenue Recognition

            Revenues are recognized as earned when the telecommunications are provided.

            Advertising Expenses

            Advertising expenses are charged to operations in the period in which they are incurred. Advertising expenses for the years ended December 31, 1999 and 1998 was $12,000 and $4,930, respectively.

      Note 2 - RECEIVABLES

            On July 2, 1999 the Company entered into an agreement to acquire Typereader, Ltd. ("Typereader") an Israeli corporation by exchanging 400,000 shares of the Company's common stock for all of the issued and outstanding shares of Typereader. In addition, the agreement provided for the Company to invest $1,500,000 in Typereader which would be paid $250,000 upon execution of the agreement and the balance, $1,250,000, paid in six equal quarterly installments commencing September 1, 1999. If at any time prior to the payment in full of the $1,500,000, the closing price of the Company's common stock for 10 consecutive days fell below $2.00 per share then Typereader had the option to rescind the agreement.

            In November 1999 the agreement with Typereader was rescinded by the Company. The Company is to be reimbursed $200,000 of the $250,000 originally advanced to Typereader with the balance of $50,000 being expensed during the year ended December 31, 1999. Of the reimbursement, $25,000 was received in 1999 and $175,000 is due in installments as follows on or before:

                  May 28, 2000                   $ 60,000
                  November 28, 2000                65,000
                  March 28, 2001                   50,000
                                                 --------
                                                 $175,000

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

      Note 3 - PROPERTY AND EQUIPMENT

            As at December 31, 1998 property and equipment consisted of:

            Furniture and fixtures              $  4,513
            Technical equipment                  346,716
            Computer equipment                    24,722
            Computer software                      5,500
            Telephone equipment                    9,860
                                               ---------
                                                 441,311

            Less: accumulated depreciation       (94,453)
                                               ---------

            Total                               $346,858
                                               ---------

            At December 31, 1998 the Company recorded a loss of $50,000 on the write down on the impairment of property and equipment.

            During 1999 the Company discontinued operations and sold or abandoned all of its property and equipment. A loss of $256,910 on the sale and write-off of assets after a reduction of the impairment loss of $50,000 was recorded for the year ended December 31, 1999.

      Note 4 - LOANS PAYABLE

            The Company obtained bridge financing under a loan payable at December 31, 1998 which was subsequently converted to 58,190 shares of common stock at a price of $5.25 per share or a total of $305,497, including additional amounts of approximately $54,000, which were loaned in January, 1999. No interest was payable on the loan prior to the conversion.

            During 1999, the Company borrowed $20,000 under two non-interest bearing notes of $10,000 each. The notes were originally due in December 1999 and January 2000 and were extended until September 2000 and October 2000, respectively.

      Note 5 - EQUIPMENT OBLIGATION

            The Company financed its acquisition of certain technical equipment under a capital lease obligation payable in twelve monthly installments of $33,333 per month, which includes no interest and, maturing on October 1, 1999. The obligation was secured by the equipment with a book value of $333,400 at December 31, 1998. The obligation balance at December 31, 1998 is $333,333. The equipment was terminated by the lessor subsequent to December 31, 1998 and the Company recorded a loss of approximately $46,600 on the transactions during the year ended December 31, 1998.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

      Note 6 - COMMON STOCK

            On March 1, 1998, the Company issued 5,000 shares of its $1.00 par value common stock for services of $5,000.

            On May 5, 1998 the State of Florida approved the Company's restated articles of Incorporation, which increased its capitalization from 7,500 common shares to 50,000,000 common shares. The par value was changed from $1.00 to $.001.

            On May 5, 1998 the Company forward split its common stock 200:1 thus increasing the number of outstanding common shares from 5,000 shares to 1,000,000 shares.

            On June 2, 1998 the Company issued 2,910,000 shares of its $.001 par value common stock at $.001 per share for cash of $2,910. Also on the same date, the Company completed a private placement of 1,000,000 shares at $.25 per share or $250,000.

            On July 8, 1998 warrants were exercised at $3.00 per share for 250,000 shares of its $.001 par value common stock for cash of $750,000.

            On October 1, 1998, 25,000 shares of its $.001 par value common stock was issued to the one of the members of the Company's board of directors as compensation at a value of $1.00 per share.

            During 1999, 79,704 shares were issued for cash at $5.25 per share totaling $418,440 and 33,333 shares were issued for cash at $7.50 per share totaling $250,000.

            The Company repurchased 100,000 shares for $100 from an officer which were returned and canceled.

            During 1999, 310,000 shares were returned to the Company by a shareholder and canceled. The original issue price was charged to additional paid in capital. The shareholder has filed a lawsuit against the Company claiming that he lost a substantial amount in not be being able to trade the securities. He seeks compensatory damages in the amount of $3,000,000 and punitive damages in the amount of $10,000,000. The case in the early stages of discovery and no opinion on the ultimate outcome is available at this time.

      Note 7 - COMMITMENTS AND CONTINGENCIES

            Leases

            The Company leased office space under a operating lease expiring in the year 2003. The lease was terminated during 1999.

            Total rent expense charged to operations for the years ended December 31, 1999 and 1998 was approximately $147,300 and $51,100, respectively.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

      Note 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

            Consulting Agreement

            Pursuant to an agreement, the Company was obligated to pay fees to a consultant whose purpose was to provide advisory services relating to the development and implementation of the Company's international network. The agreement was for a one year period which would automatically renew for successive one year periods, unless terminated by either party. The agreement was terminated in 1999.

            Total consulting expense charged to operations for the years ended December 31, 1999 and 1998 amounted to $11,119 and $39,000, respectively.

            Employment Agreement

            Pursuant to an employment agreement dated May 25, 1998, the Company was obligated to pay compensation to its President and CEO for a period of three years from date of the agreement at $104,000 per year.

            The employment agreement called for additions to the base salary of $25,000 per annum for each additional commercially usable linkage established by the employee. There was a cap of $260,000 on total compensation for the year. The President was terminated in May 1999 and the Company feels that it is under no obligation to pay any additional compensation under the agreement subsequent to the termination date. The 100,000 shares of the Company's common stock owned by the President were repurchased by the Company for $100 in June 1999 and the shares returned and canceled. There can be no assurance that the former President will agree to these matters or that no litigation will result due to the termination.

            On February 4, 2000 the Company entered into an agreement with its new president whereby he agreed to defer his compensation for the period commencing January 1, 2000 and ending October 31, 2000, or until such time as the Company raises at least $1,000,000 in equity financing or a private placement.

            Facility Costs

            Pursuant to various agreements, the Company was obligated to pay rent, maintenance and management fees for several locations where the Company has established telecommunication linkage. Future minimum payments through December 31, 1999 under non-cancelable agreements as of December 31, 1998 were $220,000. Subsequent to December 31, 1998 the Company reduced these commitments to approximately $84,000 and all agreements were terminated in 1999.

                      AMERICOM NETWORKS INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

      Note 8 - GOING CONCERN

            The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 1999 the Company has a working capital deficiency of $303,914, a stockholders' deficit of $253,914 and no current source of revenue. The Company's ability to continue as a going concern is dependent on its ability to generate revenues and to obtain sufficient capital until such time as it is able to generate revenues. The Company is currently seeking business opportunities for acquisitions, although it has not identified a specific business area of direction. In order to finance an acquisition and to repay existing obligations the Company will have to obtain financing. There can be no assurance that the Company will be able to establish an operation, obtain financing or will be able to continue as a going concern.

      Note 9 - UNAUDITED FINANCIAL STATEMENT

            The unaudited balance sheet at June 30, 2000 and the unaudited statements of operations for the three and six months ended June 30, 2000 and 1999 and cash flows for the six months ended June 30, 2000 and 1999 have not been audited, but have been prepared in conformity with generally accepted accounting principles as applied in the Company's audited financial statements. In the opinion of management, this information includes all material adjustments, of a normal and recurring nature, necessary for a fair presentation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            SEC Registration Fee                         $    71.40
            OTC Filing Fee                               $    2,000*
            Printing and Engraving Expenses              $   10,000*
            Legal Fees and Expenses                      $   50,000*
            Accounting Fees and Expenses                 $   10,000*
            Transfer Agent's Fees and Expenses           $    2,500*
            Blue Sky Fees and Expenses                   $    2,000*
            Miscellaneous Expenses                       $    2,000*
                                                         ----------
                  TOTAL                                  $78,571.40*

            *Estimated

      The Selling Stockholders will not pay any portion of the foregoing expenses of issuance and distribution.

ITEM 25. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Americom's Certificate of Incorporation, as amended and Amended Bylaws limit the liability of directors and officers to the maximum extent permitted by Florida law.

      Americom is planning to enter into indemnification agreements with each of its current and future directors and officers which provide for indemnification of, and advancing of expenses to, such persons to the greatest extent permitted by Florida law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancing of expenses are discretionary under Florida law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Americom pursuant to the foregoing provisions, or otherwise, Americom has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Common Stock.

      On March 1, 1998, we issued 5,000 shares valued at $5,000 for certain services rendered to an affiliate of ours. Subsequently, we forward split these shares at 200 to 1 on May 5, 1998, to 1,000,000. The offering was a private transaction exempt from registration provisions of the Securities Act of 1933, as amended, pursuant to section 4(2) and 4(6) of the Securities Act and/or Regulation D Rule 506 promulgated under the Securities Act.

      On June 2, 1998, we issued 2,910,000 shares of our common stock in consideration of $2,910. We also completed a private placement for the sale of 1,000,000 shares at an offering price of $0.25 per share for total proceeds of $250,000 to accredited investors. The offering was a private transaction exempt from registration provisions of the Securities Act of 1933, as amended, pursuant to section 4(2) and 4(6) of the Securities Act and/or Regulation D Rule 506 promulgated under the Securities Act.

      On October 1, 1998, 25,000 shares of our common stock were issued to an affiliate of ours for services rendered in connection with certain consulting services. The offering was a private transaction exempt from registration provisions of the Securities Act of 1933, as amended, pursuant to section 4(2) and 4(6) of the Securities Act and/or Regulation D Rule 506 promulgated under the Securities Act.

Warrants.

      In February 1998, we issued warrants to purchase 58,152 shares of common stock at an exercise price of $5.25 per share exercisable before December 31, 1999 to a non-affiliate.

      In June of 1998, we issued warrants to purchase 250,000 shares of our common stock at an exercise price of $3.00 per share exercisable before December 31, 1998 to a non-affiliate. On July of 1998,the 58,152 and the 250,000 warrants to purchase shares of our common stock were exercised by the holder of the warrants in consideration of $750,000.

      No information about Americom was given to accredited individuals, but they were provided with the opportunity to review our corporate records. All of the above warrants were issued pursuant to an exemption under Section 4(2) of the Securities Act. All of the above securities were issued pursuant to an exemption under Section 4(2) of the Securities Act or pursuant to Regulation D of the Securities Act.

ITEM 27. EXHIBITS

      Unless noted otherwise, the exhibits mentioned below have been previously filed.

      Exhibit No.       Description
      -----------       -----------

      3.1               Certificate of Incorporation of Registrant, as amended

      3.2*              By-laws of Registrant, as amended

      4.1***            Specimen  certificate  representing  Registrant's Common
                        Stock

      5.1*** Opinion of Silverman, Collura & Chernis, P.C. with respect to legality of the securities of the Registrant being registered.

      10.1* Promissory note between the Company and Millennium Holdings and related extension.

      10.2* Deferred compensation agreement between the Company and Dominick Zappia, President of the Company.

      23.1*** Consent of Silverman, Collura & Chernis, P.C. (included in Exhibit 5.1)

      23.2**            Consent of Citrin, Cooperman & Company, LLP.

      27**              Financial Data Schedule

      b. Financial Statement Schedules.

      *  Filed by Amendment No. 1.

     **  Filed by Amendment No. 2

    ***  To be filed by Amendment

ITEM 28. UNDERTAKINGS.

      (a) Rule 415 Offerings.

      The undersigned issuer hereby undertakes that it will:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) Includes any additional or changed material information on the plan of distribution.

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Request for acceleration of effective date.

            (1) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

            (2) For determining liability under the Securities Act, treat the information in the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus file by the small business issuer under rule 424(b)(1), or (4) or 457(h) under the Securities Act as part of this registration statement as at the time the Commission declares it effective.

            (3) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form SB-2 Amendment No. 3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on November 3, 2000.


                                           AMERICOM NETWORKS INTERNATIONAL, INC.

                                           By: /s/ Dominick Zappia
                                               ---------------------------------
                                                   Dominick Zappia, President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities with Americom Networks International, Inc. on the dates indicated.



      Signature                     Title                              Date
      ---------                     -----                              ----
                           Principal Executive Officer,
/s/ Dominick Zappia        Principal Financial Officer and      November 3, 2000
---------------------      Director
Dominick Zappia

Ael Apelboim               Director                             November 3, 2000
---------------------
Ael Apelboim



                                      II-6